Exhibit 99.1

China New Media Announces
Appointment of New Board Members

DALIAN, China, June 23, 2010--China New Media Corp. (OTCBB: CMDI) (“the Company”), a fast-growing advertising media company operating the largest outdoor media network in Dalian, China, today announced the appointment of Mr. Dror Poleg and Mr. Johann Y. Tse as independent directors of the Company, effective June 18, 2010. Mr. Poleg will serve as the Chairman of the Nomination Committee, and Mr. Tse, the Chairman of the Compensation Committee. The Company also appointed Ms. Ming Ma, president of the Company, as a Director of the Board. With these changes, the Company’s Board of Directors now comprises four members, including two independent directors.

“We warmly welcome these new additions to our Board of Directors,” said James Wang, chairman and Chief Executive Officer of the Company. “We believe that their addition demonstrates our commitment to the establishment of strong corporate governance and our company will benefit greatly from the depth of professional experience they bring.”

Mr. Dror Poleg has extensive experience in corporate strategy and cross-cultural communication, as well as nearly 10 years of advertising and marketing experience. He is the vice president of Leasing & Marketing at GTC Real Estate China, a subsidiary of one of the largest development groups in Europe, and Marketing Director of Kardan N.V., a Dutch investment group that is traded on NYSE Euronext. Mr. Poleg received his Bachelor of Arts in Media & Communications from Swinburne University, Melbourne, Australia.

Mr. Johann Y. Tse is the founder and CEO of Aquarian Capital, a financial consultant company focused on helping companies across many industries transform themselves through mergers, acquisitions and direct investments among the U.S., Europe, and Greater China. Most recently, Mr. Tse was director of International M&A at Yum! Brands, where he led acquisitions, divestitures and franchising transactions across its quick-service restaurants portfolio. Prior to that, he created and managed the corporate venture capital program for Rohm and Haas Company. Mr. Tse graduated with distinction from the Chinese University of Hong Kong with a degree in Electronics Engineering and has an MBA from INSEAD, Fontainebleau, France.

Ms. Ming Ma is the president of the Company. Previously, she served as president and Director of the Board of Dalian Vastitude Media Group (“V-Media”), the Company’s operating entity in China. She has been in charge of V-Media’s daily operations since its inception in September 2000. Prior to that, she served as the Sales Manager at Dalian Pacific Advertisement Co. Ltd. for seven years. Ms. Ma graduated from Dalian Institute of Finance Trade Union in 1991.

About China New Media Corp.

Founded in September 2000, China New Media Corp. is headquartered in Dalian, the commercial center of Northeastern China. The company owns and operates the city's largest outdoor media network encompassing over 600 bus shelters furnished with billboards and displays; 130 taxi stops with displays; and 13 large-size billboards, including 3 large-size LED displays at major traffic conjunctions. The company also furnishes more than 400 buses with advertising posters and 28 metro-trains throughout Dalian Metro Lines. China New Media provides comprehensive advertising services from art design to advertisement publishing, from daily maintenance to technical upgrading. Launched in Dalian in 2009, China New Media's proprietary LED multimedia display network, City Navigator®, is one of the country's first web-based outdoor advertising networks.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Rita Jiang
Executive Vice President of Finance
646-691-5047
Rita.jiang@gmail.com

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104
Or,
Jon Cunningham
RedChip Companies, Inc.
1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com

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SOURCE:  China New Media Corp.